Exhibit 2.1

OMNIBUS AGREEMENT
among
CDR BULLSEYE HOLDINGS, L.P.,
BULLSEYE G.P., LLC,
BULLSEYE PARTNERSHIP, L.P.,
BULLSEYE HOLDINGS, L.P.,
BRAND ENERGY & INFRASTRUCTURE HOLDINGS, INC.,
HARSCO CORPORATION,
and
HARSCO (UK) GROUP LIMITED,
dated as of September 15, 2016

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TABLE OF CONTENTS

Article I

CERTAIN DEFINITIONS

Article II

THE TRANSACTIONS

2.1	The Distributions	3
2.2	The Repurchases	4
2.3	Other Closing Actions	4
2.4	Other Agreements	5

Article III

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

3.1	Representations of All Parties	6
3.2	Representations of Harsco	6

Article IV

GENERAL PROVISIONS

4.1	Further Assurances	8
4.2	Consent	8
4.3	Severability	8
4.4	Entire Agreement	8
4.5	No Third-Party Beneficiaries	8
4.6	Public Announcements	9
4.7	Governing Law; Jurisdiction	9
4.8	Waiver of Jury Trial	10
4.9	No Presumption Against Drafting Party	10
4.10	Execution of Agreement	10
4.11	Interpretation	10

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Exhibit 2.1

OMNIBUS AGREEMENT
This omnibus agreement, dated as of September 15, 2016 (this “Agreement”), is entered into by and among CDR Bullseye Holdings, L.P., a Delaware limited partnership (“CD&R”), Harsco Corporation, a Delaware corporation (“Harsco US”), Harsco (UK) Group Limited, a private limited company organized under the laws of England and Wales (“Harsco UK”), Bullseye G.P., LLC, a Delaware limited liability company (the “General Partner”), Bullseye Partnership, L.P., a Cayman Islands exempted limited partnership (the “Upper Tier Partnership”), Bullseye Holdings, L.P., a Cayman Islands exempted limited partnership (the “Lower Tier Partnership”), and Brand Energy & Infrastructure Holdings, Inc., a Delaware corporation (“Brand” and together with CD&R, Harsco US, Harsco UK, the General Partner, the Upper Tier Partnership, and the Lower Tier Partnership, the “Parties”).
WHEREAS, as of the date hereof, all 775,000 issued and outstanding shares of Brand are owned by the Lower Tier Partnership;
WHEREAS, as of the date hereof, the Upper Tier Partnership owns 6,900,000 common units of the Lower Tier Partnership, CD&R owns 819,700 common units of the Lower Tier Partnership and members of the management of Brand and its subsidiaries collectively hold 7,835,654 common units of the Lower Tier Partnership and 762,150 profits units of the Lower Tier Partnership;
WHEREAS, as of the date hereof, CD&R owns 4,760,525.17823263 class A units of the Upper Tier Partnership, Harsco US owns 2,102,219.43353766 class B units of the Upper Tier Partnership (the “Harsco US Upper Tier Units”), and Harsco UK owns 37,255.38822971 class B units of the Upper Tier Partnership (the “Harsco UK Upper Tier Units”);
WHEREAS, the General Partner is the general partner of each of the Upper Tier Partnership and the Lower Tier Partnership;
WHEREAS, Harsco US, Brand Energy & Infrastructure Services, Inc. (f/k/a Bullseye, Inc.) (“Brand Opco”), a Delaware corporation and an indirect wholly owned subsidiary of Brand, Brand (f/k/a Bullseye Investors, Inc.) and CD&R are parties to a Purchase Agreement, dated as of September 15, 2013, as amended by the letter agreements dated November 26, 2013 and January 2, 2014 (the “Purchase Agreement”);
WHEREAS, the Parties desire to cause Harsco US and Harsco UK’s beneficial interests in Brand to be repurchased by Brand, in exchange for cash and in connection therewith Harsco US shall be released from certain specified obligations of Harsco US under the Purchase Agreement;

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WHEREAS, in order to effect such repurchase, the Lower Tier Partnership intends to distribute to the Upper Tier Partnership 143,047 shares of common stock of Brand (the “Distributed Shares”) in exchange for the cancellation of 1,440,349.41434783 common units of the Lower Tier Partnership (the “Cancelled Lower Tier Units”) owned by the Upper Tier Partnership (the “Lower Tier Distribution”), with such distribution to be pre-authorized by an amendment to the Amended and Restated Limited Partnership Agreement of the Lower Tier Partnership, dated November 26, 2013 (the “Lower Tier Partnership Agreement”);
WHEREAS, immediately following the Lower Tier Distribution, (a) the Upper Tier Partnership intends to (i) (A) distribute 140,556 shares of common stock of Brand to Harsco US in exchange for the cancellation of the Harsco US Upper Tier Units and (B) distribute 2,491 shares of common stock of Brand to Harsco UK in exchange for the cancellation of the Harsco UK Upper Tier Units (the “Upper Tier Harsco Distributions”) and (ii) distribute all 5,459,650.58565217 common units of the Lower Tier Partnership it holds to CD&R (the “Upper Tier CD&R Distribution”) and (b) Harsco US, Harsco UK, CD&R, and the General Partner intend to amend and restate the Amended and Restated Limited Partnership Agreement of the Upper Tier Partnership, dated November 26, 2013 (the “Existing Upper Tier Partnership Agreement”), to reflect that, following the Upper Tier Harsco Distributions, CD&R will be the sole limited partner thereof and neither Harsco US nor Harsco UK shall remain a Class B Unit Holder for purposes of the Existing Upper Tier Partnership Agreement, as amended and restated;
WHEREAS, following the steps described in the preceding recital, the Upper Tier Partnership shall be voluntarily liquidated in due course in accordance with the laws of the Cayman Islands (the “Upper Tier Liquidation”); and
WHEREAS, immediately following the Upper Tier Harsco Distributions, Brand intends to repurchase the Distributed Shares from Harsco US and Harsco UK in exchange for an aggregate repurchase price of $165,640,182.65 (to be allocated pro rata between Harsco US and Harsco UK), with the portion of the repurchase price to be paid in cash to Harsco US offset by $20,640,182.65, which represents the present value of Harsco US’s obligations to Brand and its subsidiaries under Section 8.2(i)(iv) of the Purchase Agreement, which shall be treated as satisfied under this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

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ARTICLE I

CERTAIN DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings:
“Closing” means the closing of the Lower Tier Distribution, the Upper Tier Harsco Distributions, the Upper Tier CD&R Distribution, and the Repurchases.
“Governmental Body” means any domestic or foreign government, including any foreign, federal, state, provincial, local, territorial or municipal government or any political subdivision thereof, or any governmental, regulatory, judicial or administrative division, agency, authority, board, bureau, court, tribunal, or commission.
“Law” means any domestic or foreign, federal, state or local law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Body.
“Person” means any natural person, general or limited partnership, limited liability company, unlimited liability company, corporation (including non-for-profit corporation), joint stock company, trust, estate, joint venture, group, association or unincorporated organization or any other form of business or professional entity, but does not include a Governmental Body.
ARTICLE II

THE TRANSACTIONS
2.1    The Distributions. The following transactions shall be consummated on the date hereof in the following order:
(a)    The General Partner, CD&R, and the Upper Tier Partnership, with the consent of the Company Management Representative (as defined in the Lower Tier Partnership Agreement), shall cause the Lower Tier Partnership Agreement to be amended by the amendment in the form attached hereto as Exhibit A (the “Amendment”). Effective immediately following the Amendment, the Lower Tier Partnership hereby effects the Lower Tier Distribution and the Cancelled Lower Tier Units are hereby cancelled. The Upper Tier Partnership acknowledges and agrees to the Lower Tier Distribution and the concurrent cancellation of the Cancelled Lower Tier Units.
(b)    Effective immediately following the Lower Tier Distribution, the Upper Tier Partnership hereby effects the Upper Tier Harsco Distributions and the Upper Tier CD&R Distribution and the Harsco US Upper Tier Units and the Harsco UK Upper

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Tier Units are immediately cancelled. Harsco US, Harsco UK, and CD&R acknowledge and agree to the Upper Tier Harsco Distributions and the Upper Tier CD&R Distribution and the concurrent cancellation of the Harsco US Upper Tier Units and the Harsco UK Upper Tier Units. Effective at the time of the Upper Tier Harsco Distributions and the Upper Tier CD&R Distribution, each of Harsco US, Harsco UK, CD&R and the General Partner shall amend and restate the Existing Upper Tier Partnership Agreement in the form attached hereto as Exhibit B such that each of Harsco US and Harsco UK shall (i) withdraw as a limited partner of the Upper Tier Partnership and (ii) cease to have any rights or obligations under such amended and restated limited partnership agreement of the Upper Tier Partnership. For the avoidance of doubt, each of Harsco US and Harsco UK also ceases to have any rights or obligations under the Lower Tier Partnership Agreement.
(c)    Following the steps described in the preceding subsections, the Upper Tier Liquidation shall be effected in due course in accordance with the laws of the Cayman Islands.
2.2    The Repurchases. Immediately following the Upper Tier Harsco Distributions, Brand shall repurchase the Distributed Shares (the “Repurchases”) and, in connection therewith (a) Brand shall pay to Harsco US $142,115,652.29 in cash by wire transfer of immediately available funds to an account designated in writing by Harsco US at least one Business Day prior to the date hereof, which amount takes into account the elimination of the obligations described in clause (i) of the following sentence, and (b) Brand shall pay to Harsco UK $2,884,347.71 in cash by wire transfer of immediately available funds to an account designated in writing by Harsco UK at least one Business Day prior to the date hereof. Effective as of the Closing, (i) the Purchase Agreement shall be amended to eliminate the Sellers’ (as defined in the Purchase Agreement) remaining obligations under Section 8.2(i)(iv) of the Purchase Agreement by execution of the amendment to the Purchase Agreement in the form attached hereto as Exhibit C and (ii) the Lease Agreement, dated as of November 26, 2013, by and between Harsco US and Brand Services, LLC for the real property at 1001 Herr Street/1000 State Street, Harrisburg, PA 17103 and the improvements thereon shall be terminated without any further payment in respect thereof except as set forth in Section 2.3(b), by execution of the termination agreement in the form attached hereto as Exhibit D.
2.3    Other Closing Actions. Effective as of the Closing:
(a)    Harsco US and Harsco UK shall cease to have any rights or obligations under the Investor Rights Agreement, dated as of November 26, 2013, by and among Harsco US, CD&R, the Upper Tier Partnership, the Lower Tier Partnership, the General Partner, and Brand (f/k/a Bullseye Investors, Inc.) (the “Investor Rights Agreement”) other than (i) the obligations contained in Section 5.4 of the Investor Rights Agreement (related to confidentiality), which shall remain in full force and effect, and (ii)

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the rights to certain financial information set forth in Section 2.11 of the Investor Rights Agreement, which shall only terminate after delivery of the information required thereby in respect of the accounting periods through the end of the current fiscal year, including delivery by Brand of its annual report in respect of the current fiscal year.
(b)    Brand shall pay, or cause to be paid, to Harsco US, the Additional Consulting Fee (as defined in the Consulting Agreement) that is accrued but unpaid as of the date hereof in the amount of $1,356,058.48 and $35,896.42 with respect to unpaid rent and expenses for the period prior to September 15, 2016. Following such payment, the Consulting Agreement, dated as of November 26, 2013, by and among Brand (f/k/a Bullseye Investors, Inc.), Bullseye Midco, Inc., Brand Opco and Harsco US (the “Consulting Agreement”) shall terminate in accordance with Section 4 thereof by execution of a termination agreement in the form attached hereto as Exhibit E, and the Indemnification Agreement, dated as of November 26, 2013, by and among the Upper Tier Partnership, the Lower Tier Partnership, Brand (f/k/a Bullseye Investors, Inc.), Bullseye Midco, Inc., Brand Opco and Harsco US, shall terminate and be of no further force and effect, other than in respect of claims relating to or arising during the period prior to Closing, with respect to which the Indemnification Agreement shall continue to be in effect, by execution of a termination agreement in the form attached hereto as Exhibit F.
(c)    Harsco US shall cause all of its appointees to the board of directors of Brand to resign.
2.4    Other Agreements.
(a)    Except as expressly set forth herein, all indemnification and other rights and obligations set forth in the Purchase Agreement (including in Articles V and VIII thereof) and the Ancillary Agreements (as defined in the Purchase Agreement) shall remain in full force and effect, in accordance with their terms.
(b)    Within 60 days from the Closing, Brand shall cause the Guaranty, dated November 25, 2013, made by Harsco US in favor of Commerzbank Aktiengesellschaft and any other similar guarantees or similar contingent or support obligations of Harsco US or any of its subsidiaries benefiting Brand or any of its subsidiaries to be terminated, without any obligation on the part of any of the Parties or any of their respective affiliates from and after the Closing. Following the Closing, the Parties shall work in good faith to settle or terminate any arrangements between Harsco US or any of its subsidiaries, on the one hand, and Brand or any of its subsidiaries, on the other hand, that the Parties reasonably agree should be settled or terminated (other than, for the avoidance of doubt, the lease arrangements listed on Exhibit G which shall continue in accordance with their respective terms).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTIES
3.1    Representations of All Parties. Each Party represents and warrants to the other Parties as follows:
(a)    Incorporation and Authority. Such Party is an entity duly organized, validly existing and (where such concept is applicable) in good standing (or local equivalent) under the Laws of its jurisdiction of organization, formation or incorporation, as applicable, and has all requisite corporate or other (as applicable) power and authority to conduct its business as currently conducted.
(b)    Authorization; Binding Agreement. Such Party (acting by its general partner, where applicable) has all necessary corporate or other (as applicable) power and authority to enter into this Agreement, to carry out and perform its obligations hereunder, and to consummate the transactions contemplated on its part hereby. The execution and delivery by such Party (acting by its general partner, where applicable) of this Agreement, and the consummation by such Party of the transactions contemplated on its part hereby, have been duly authorized by all necessary corporate or other (as applicable) action on the part of such Party (and/or its general partner, where applicable). This Agreement has been duly executed and delivered by such Party (acting by its general partner, where applicable) and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c)    No Conflict. None of the execution, delivery and performance by such Party of this Agreement, or the consummation of transactions contemplated hereby will conflict with or violate the articles of incorporation or bylaws (or similar organizational documents) of such Party.
3.2    Representations of Harsco. Each of Harsco US and Harsco UK represents that the Repurchases shall constitute a sale or exchange of all of the stock of Brand owned by each of Harsco US and Harsco UK and any of their affiliates for purposes of Section 302(a) of the Internal Revenue Code of 1986, as amended.

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ARTICLE IV

GENERAL PROVISIONS
4.1    Further Assurances. Each Party (and/or its general partner, where applicable) shall (and shall cause its subsidiaries and representatives to) from time to time, at another Party’s reasonable request, execute and deliver, or cause to be executed and delivered, such further instruments, documents, conveyances or assurances and perform such further acts, as such other Party may reasonably require in order to fully effect the transactions contemplated by this Agreement.
4.2    Consent. The Parties hereby consent to the transactions contemplated by this Agreement, including under the Investor Rights Agreement, the Existing Upper Tier Partnership Agreement, and the Lower Tier Partnership Agreement (including as amended in accordance herewith), as applicable, without regard to notice or other requirements that may be set forth in such agreements.
4.3    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced by any rule, Law or public policy of any jurisdiction (a) such invalidity, illegality or unenforceability shall be fully separable and shall not affect any other provision or portion of any provision of this Agreement in such jurisdiction and (b) all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and shall be deemed substituted for the provision at issue, a valid, legal and enforceable provision. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible, and so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any Party.
4.4    Entire Agreement . Without limiting Section 2.4, this Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements, communications, understandings and undertakings with respect to the subject matter hereof, both written and oral. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby other than those expressly set forth herein, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.
4.5    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein, express or

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implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
4.6    Public Announcements. The timing and content of all press releases or other written public announcements regarding any aspect of this Agreement or the transactions contemplated hereby to the financial community, employees or the general public by a Party shall be subject to prior consultation with and the consent of the other Parties (which shall not be unreasonably withheld or delayed); provided that a Party may, without the prior consent of any other Party, issue such a press release or other similar public statement as may be required by applicable Law or any listing agreement with a securities exchange or debt agreement to which the disclosing Party is a party, if the disclosing Party has used commercially reasonable efforts to consult with the other Parties and to obtain the other Parties’ consent but has been unable to do so in a timely manner. Notwithstanding the foregoing, the Parties shall cooperate to agree to the initial press release to be made by Harsco US in respect of the transactions contemplated by this Agreement on the date hereof.
4.7    Governing Law; Jurisdiction.
(a)    This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without regard to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that are not mandatorily applicable by Law and would permit or require the application of the Laws of another jurisdiction.
(b)    Each Party irrevocably agrees that any and all legal actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the borough of Manhattan in The City of New York (or, solely if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each Party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each Party agrees not to commence any action, suit, and proceeding or counterclaim relating thereto, except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such

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court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Nothing in this Section 4.7 shall be deemed to prevent any party from seeking to remove any action to a federal court in the State of New York.
4.8    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND SHALL CAUSE THEIR RESPECTIVE SUBSIDIARIES TO IRREVOCABLY AND UNCONDITIONALLY WAIVE) ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR BY THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.
4.9    No Presumption Against Drafting Party. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
4.10    Execution of Agreement. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, .pdf signature, or electronic mail transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.
4.11    Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this

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Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not simply mean “if”. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date hereof. Underscored references to Articles or Sections shall refer to those portions of this Agreement. References to “$” or “dollars” in this Agreement shall mean United States dollars. Any reference in this Agreement to a time or date shall be deemed to be such date or time in New York City, unless otherwise specified. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic format) in a visible form. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall, unless otherwise stated, refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement. The use of the word “or” is not intended to be exclusive unless otherwise stated. The use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall” and vice versa.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized representatives.

CDR BULLSEYE HOLDINGS, L.P.

By: CD&R Investment Associates IX, Ltd., its general partner

By:		/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer, and Secretary

BULLSEYE G.P., LLC

By:		/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Secretary

BULLSEYE PARTNERSHIP, L.P.

By: Bullseye G.P., LLC, its general partner

By:		/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Secretary

Exhibit 2.1

BULLSEYE HOLDINGS, L.P.

By: Bullseye G.P., LLC, its general partner

By:		/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Secretary

BRAND ENERGY & INFRASTRUCTURE HOLDINGS, INC.

By:		/s/ James R. Billingsley
	Name:	James R. Billingsley
	Title:	Executive Vice President

Exhibit 2.1

HARSCO CORPORATION

By:		/s/ F. Nicholas Grasberger
	Name:	F. Nicholas Grasberger
	Title:	President & Chief Executive Officer

HARSCO (UK) GROUP LIMITED

By:		/s/ John Joseph Sweeney
	Name:	John Joseph Sweeney
	Title:	Director

EXHIBIT A - AMENDMENT TO THE LOWER TIER PARTNERSHIP AGREEMENT
EXHIBIT B - AMENDED AND RESTATED UPPER TIER PARTNERSHIP AGREEEMENT
EXHIBIT C - AMENDMENT TO THE PURCHASE AGREEMENT
EXHIBIT D - HARRISBURG LEASE TERMINATION AGREEMENT
EXHIBIT E - TERMINATION AGREEMENT - CONSULTING AGREEMENT
EXHIBIT F - TERMINATION AGREEMENT - INDEMNIFICATION AGREEMENT
EXHIBIT G - EXCLUDED LEASES